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Exhibit 10

AMENDMENT NO. 3
TO
DIRECT FOCUS, INC. STOCK OPTION PLAN

    Effective June 26, 2000, the board of directors and the shareholders of Direct Focus, Inc. approved and adopted the following amendment to the first sentence of Section 4.1 the Direct Focus, Inc. Stock Option Plan (the "Plan") to increase by 500,000 shares the aggregate number of shares of common stock that may be issued under the Plan:

    The Committee, from time to time, may provide for the option and sale in the aggregate of up to 2,357,961 shares of Common Stock, to be made available from authorized, but unissued, or re-acquired shares of Common Stock.

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AMENDMENT NO. 3 TO DIRECT FOCUS, INC. STOCK OPTION PLAN